FRANCHISE AGREEMENT

                              TABLE OF CONTENTS

I.    INTRODUCTION

II.   AGREEMENT

      1.    Definitions

      2.    Franchise Grant; Term

            2.1   Grant
            2.2   Term
            2.3   No Renewal Right: No Exclusivity
            2.4   Continuous Operation
            2.5   Best Efforts

      3.    Consideration for Franchise Grant

      4.    Management, Control and Corporate Documents of Franchisee

            4.1   Managing Director
            4.2   Director of Operations
            4.3   Substitute Director of Operations
            4.4   Restaurant Manager
            4.5   Corporate Documents
                  4.5.1 Single Purpose Entity
                  4.5 2 Managing Director's Authority
                  4.5.3 Issuance and Transfer of Shares
                  4.5.4 Amendments

      5.    Standards and Uniformity
            5.1   Strict Compliance
            5.2   The MOD Manual
            5.3   Building and Premises
                  5.3.1 Initial Construction
                  5 3 2 Repair and Maintenance
                  5 3.3 Current Image
            5.4   Signs
            5.5   Equipment
            5.6   Vending Machines, Etc.













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            5 7   Menu Service and Hygiene
            5.8   Hours of Operations
            5.9   Uniforms
            5.10  Advertising and Promotion Materials
            5.11  Interference with Employment Relations of Others
            5.12  Improvements
            5.13  Self-Audit
            5.14  Health Problems
            5.15  Right of Entry, Inspection and Closure
            5.16  Sources of Supply
                  5.16.1 Authorized Suppliers
                  5.16.2 Self-Supply
                  5.16.3 Limit on BKC Responsibility
                  5. 16.4     Franchisee's Responsibilities

      6.    Services to Franchisee

            6.1   Services Provided By BKC
            6.2   Services Not Provided By BKC
            6.3   Optional Services

      7.    Location
            7.1   Exclusive Purpose
            7.2   Damage to Franchised Restaurant

      8.    Training and Staffing

            8.1   Pre-Opening Training
            8.2   New Director of Operations
            8.3   Training Program

      9.    Royalty and Advertising Contribution

            9.1   Royalty
                  9.1.1 Payment of Royalty
                  9.1.2 Inability to Remit Royalty
            9. 2. Advertising and Sales Promotion
                  9.2.1 Franchisee's Administration of Ad Fund
                  9.2.2 BKC's Right to Administer Funds
                  9.2.3 Administration
                  9.2.4 Compliance with Laws and Policies
            9.3   Gross Sales
            9.4   Interest and Attorney's Fees









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      10.   Accounting Procedures;  Right of Audit.

            10.1  Accounting
            10.2  Annual Financial Statements
            10.3  Audits
            10.4  Release of Financial Information
            10.5  Polling
                  10.5.1 POS Systems
                  10.5.2 Authorized Polling
                  10.5.3 Other Information

      11.   Limitations of Franchise
            11.1  Trademarks, Trade Names, Service Marks and Trade Secrets
                  11.1.1 Registration Assistance by Franchisee
                  11.1.2 Ownership
                  11 1.3 Confidentiality of trade Secrets
                  11.1 4 Registered User Agreements
                  11.1.5 No Impairment of Marks
                  11.1.6 Assignment of Righits in Marks
                  11.1.7 Infringement, Etc.
                  11.1.8 Registered Marks
                  11.1 9 Franchisee Name
                  11.1.10     Registration of Agreement
            11.2  Independent Contractor
                  11.2.1 No Agency
                  11.2.2 Public Notice of Independence

      12.   Unfair Competition

      13.   Insurance; Indemnification
            13.1  General Liability Insurance
            13.2  Workers Compensation, Etc.
            13.3  Indemnity

      14.   Taxes
            14.1  Payment When Due
            14.2  Withholding Taxes
            14.3  Election

      15.   Disposal
            15.1  Transfer of Interest by Franchisee
            15.2  Transfer of Interest by Principals
            15.3  Notice of Proposed Transfer
            15.4  Right of First Refusal










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                  15.4.1 Notice; Exercise of Option
                  15.4.2 No Waiver
                  15.4.3 Unauthorized Transfer Void
                  15.4.4 Sale; BKC Consent

            15.5  BKC Consent to Transaction
                  15.5.1Transfer of Substantially All Assets or Transfer of
                        Stock by Principal
                  15.5.2 Securities Offerings
                           15.5.2 1    Compliance with BKC Requirements
                           15.5.2.2    Submission to BKC
                           15.5.2.3    Registration Rights: Secondary Offerings
                           15.5.2.4    BKC ' Expenses
                  15.5.3 Certain Exceptions

            15.6  No Waiver
            15.7  Death or Mental Incapacity of Principal
            15.8  Corporate Documents
            15.9  Assignment by BKC

      16.   The Principals

            16.1  Stock Ownership
            16.2  Compliance by Principals
            16.3  Guaranty

      17.   Defaults and Effects of Termination

            17.1.1 Events of Default by Franchisee
            17.1.2 Event of BKC De fault
            1 7.2       Termination
            17.3        Effect of Termination
            17.4        Post-Termination Option
            17.5        Post-Termination Obligations of Franchisee
                        17.5.1 Options to Purchase Location
                        17.5.2 Deidentification
                        17.5.3 BKC Lien
                        17.5.4 Acceleration of Payments

            17.6  Dispute Resolution

      18.   Restrictive Covenant











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      19.   Miscellaneous: General Conditions
            19.1  Interpretation
            19.2  Non-Waiver
            19.3  Governing Law/Jurisdiction
            19.4  Licenses, Permits. Etc.
            19.5  Compliance with Laws
            19.6  Remedies
            19.7  Severability
            19.8  Notices
                  19.8.1 Notice to BKC
                  19.8.2 Notice to Franchisee/Principals
                  19.8.3 Delivery
            19.9  Language
            19.10 Modification
            19.11 Binding Effect
            19.12 Currency
            19.13 Survival
            19.14 Agency

      20.   Entire Agreement

      21.   independent Advice

III.  SCHEDULE 1

IV.   SCHEDULE 2

V.    EXHIBIT A - Poland Trademarks





















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                               FRANCHISE AGREEMENT
                               -------------------


                                                            Corporate
                                                            ---------
AGREEMENT dated         199

Between BURGER KING CORPORATION a company incorporated in Florida, United States of America with its principal office and place of business at 17777 Old Cutler Road, Miami, Florida, United States of America ("BKC")

AND The party specified as the Franchisee on SCHEDULE 1 attached hereto (the "Franchisee")

AND The party or parties specified as the Principals on SCHEDULE 1 attached hereto (collectively, the "Principals" and individually, a "Principal")

                                  INTRODUCTION

      A. BKC has developed a system (the "Burger King System") for the operation of quick service restaurants ( "Burger King Restaurants"). The Burger King System includes proprietary designs for restaurant buildings, equipment and decor, a proprietary service format, standardized product and quality specifications, and such trademarks, service marks and other marks as BKC may authorize for use in connection with the operation of Burger King Restaurants (the "Burger King Marks").

      B. The Franchisee possesses knowledge and market information concerning the operation of Burger King Restaurants in the Republic of Poland and the Franchisee recognizes that BKC has not made any representations concerning the level and extent of the awareness of the Burger King Marks or the Burger King System or the likelihood that any such awareness can or will be established in Poland or as to the availability of local sources of supply in Poland or the ability of any supplier to meet standards for approval by BKC. The Franchisee has requested a license to operate a Burger King Restaurant. The Franchisee represents that BKC has not made, and the Franchisee is not relying upon, any representation as to the profits and/or sales volumes which Franchisee might be expected to realize, or costs or levels of costs which Franchisee might be expected to incur, or the prospects of success for Franchisee or Burger King Restaurants in Poland.

      C. The Franchisee acknowledges and represents to BKC that it is entering into this Agreement after having made an independent investigation of BKC and its operations and of market and economic conditions in the Republic of Poland. The Franchisee represents that BKC has not made, and that the Franchisee



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is not relying upon, any  representation  as to the profits and/or sales volumes which Franchisee might be expected to realize, or costs or levels of costs which the Franchisee might be expected to incur, or the prospects of success for the Franchisee or Burger King Restaurants in Poland, or the level or extent of the awareness of the Burger King Marks or the Burger King System or brand in Poland or the likelihood that any such awareness can or will be established in Poland, or the availability of local sources of supply in Poland or the ability of any such local sources of supply to meet standards for approval by BKC. The
Franchisee  further  represents  and agrees that BKC and  persons  acting on its
behalf  have  not  made,   and  the   Franchisee  is  not  relying   upon,   any
representations or promises that are not contained in this Agreement.

      D.    Each of the Principals owns an equity interest in the Franchisee.

                                   AGREEMENT

      In consideration of the fees and other sums payable by the Franchisee and the mutual covenants herein, the parties agree as follows:

1. DEFINITIONS. For purposes of this Agreement, the following expressions shall have the meanings given to them below:

      1.1 "Affiliate" means any company which is directly or indirectly controlled by BKC, controls BKC, or is controlled by a company which in turn controls BKC, and "control" for these purposes means de facto control.

      1.2 "Burger King Marks" has the meaning ascribed to it in Paragraph A of the introduction.

      1.3 "Burger King System" has the meaning ascribed to it in Paragraph A of the introduction.

      1.4 "Current Image" means the then current, BKC approved physical appearance of new Burger King Restaurants as it relates to signage, fascia, color schemes, menu boards, lighting, furniture, finishes and other non-structural matters generally.

      1.5 "Franchised Restaurant" means the buildings at the Location and the business carried out at the Location.

      1.6   "Gross Sales" has the meaning ascribed to it in Subparagraph 9.3.

      1.7   "Location" has the meaning ascribed to it on SCHEDULE 1.










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      1.8   "Director  of  Operations"  has  the  meaning   ascribed  to  it  in
Subparagraph 4.1 and on SCHEDULE 1.

      1.9   "Managing  Director" has the meaning  ascribed to it in Subparagraph
4.3 and on SCHEDULE 1.

      1.10 "MOD Manual" means all volumes of the Manual of Operating Data setting out BKC's standards, specifications and procedures of operation, as revised from time to time by BKC including both required and recommended.

2.    FRANCHISE GRANT TERM.

      2.1 GRANT. In reliance upon the application and information furnished by the Franchisee, and subject to the terms and conditions contained in this Agreement, BKC grants to the Franchisee a license to use the Burger King System and the Burger King Marks in the operation of a Burger King Restaurant at that Location.

      2.2 TERM. The license hereby granted shall commence on the date the Franchised Restaurant opens for business (the "Commencement Date"), and, unless sooner terminated in accordance with the terms and provisions of this Agreement, shall continue for the period of years set forth on SCHEDULE 1 hereto (the "Term").

      2.3 NO RENEWAL RIGHT; NO EXCLUSIVITY. The Franchisee acknowledges and agrees that this license is a license for the operation of a Burger King Restaurant at the Location only and that the Franchisee has no right to any exclusive territory or to object to the location of an additional Burger King Restaurant at a site which is in the immediate proximity of the Franchised Restaurant and/or in the same trading area of the Franchised Restaurant Subject to the Restaurant Development Agreement between BKC and International Fast Food Corporation dated March 14, 1997, (the "Development Agreement"), the development and location of additional Burger King Restaurants shall be determined by BKC in its sole business judgment and BKC may develop or franchise additional Burger King Restaurants anywhere, including sites in the immediate proximity of the Franchised Restaurant and/or in the same trading area of the Franchised Restaurant, in its sole business judgment. The Franchisee hereby waives any right it has, may have, or might in the future have, to oppose such development and location, and any claim for compensation from BKC in respect of any and all detriment or los s suffered by it as a result of the development and location of additional Burger King Restaurants in the immediate proximity of the specified Location and/or in the same trading area of the Franchised Restaurant.

      2.4 CONTINUOUS OPERATION. Franchisee shall continuously operate the Franchised Restaurant at the Location throughout the full term of this Agreement. Except as permitted under this Section 2.4, any failure to do so shall constitute an Event of Default under this Agreement and BKC shall be



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entitled  to alI  rights  and  remedies  available  under  Section  17.2 of this
Agreement. Provided, however, that t he Franchisee may temporarily cease operations for a period of time reasonably necessary to comply with the requirement of any competent governmental authority that it repair, clean remodel, or refurbish the Location. The Franchisee may also temporarily cease operations on national holidays and for a period of time reasonably necessary to complete repairs or deal with an act of God, a labor strike, civil unrest, or other emergency situation which would endanger the public or the Franchisee's employees. However, in the event that any temporary closing or discontinuance of operation permitted under this Section 2.4 exceeds 180 days, BKC shall have the right to terminate this Agreement, whereupon all rights granted to Franchisee under this Agreement shall terminate, without liability to BKC.

      2.5 BEST EFFORTS. Franchisee shall use its best efforts to diligently market and promote the Franchised Restaurant.

3.    CONSIDERATION  FOR  FRANCHISE  GRANT.  At least  seven (7) days before the
Commencement Date, the Franchisee shall pay to BKC the initial franchise fee described in SCHEDULE 1, which sum shall be fully earned by BKC and non-refundable upon execution of this Agreement.

4.    MANAGEMENT. CONTROL AND CORPORATE DOCUMENTS OF FRANCHISEE.

      4.1 MANAGING DIRECTOR. The Franchisee shall, subject to BKC's approval, appoint an individual as the "Managing Director" who shall be responsible for the overall management of the Franchisee. The Managing Director and Director of Operations may be the same individual.

      4.2 DIRECTOR OF OPERATIONS. Franchisee shall, subject to BKC's approval, appoint an individual as the "Director of Operations" who shall be trained in the Burger King System. The Director of Operations shall be granted the authority to direct any action necessary to ensure that the day-to-day operation of the Franchised: Restaurant is in compliance with all agreements with BKC relating to the Franchised Restaurant. The Director of Operations shall devote full time and best efforts to the overall supervision of the Franchised Restaurant and any other Burger King Restaurants owned by the Franchisee as to which he/she is designated as the "Director of Operations. "

      4.3 SUBSTITUTE DIRECTOR OF OPERATIONS. If the position of Director of Operations becomes vacant for any reason, the vacancy shall be filled within ninety (90) days by a new Director of Operations approved by BKC.

      4.4 RESTAURANT MANAGER. At all times during the Term of this Agreement, Franchisee shall employ at least one (1) individual (the "Restaurant Manager") who is responsible for the direct, personal supervision of the Franchise d Restaurant .








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      4.5   CORPORATE DOCUMENTS.

            4.5.1 SINGLE PURPOSE ENTITY. Franchisee's sole business activity shall be the development and operation of Burger King restaurants. The articles of incorporation, bylaws and other governing documents of Franchisee must provide that Franchisee is a single purpose entity formed solely for the purpose of developing and operating Burger King restaurants.

            4.5.2 MANAGING DIRECTOR'S AUTHORITY. The articles of incorporation, bylaws and other governing documents of Franchisee must mandate the designation of a Managing Director and describe the Managing Director's authority to bind the Franchisee and to direct any actions necessary to ensure compliance with this Franchise Agreement and any ancillary agreements.

            4.5.3 ISSUANCE   AND   TRANSFER   OF   SHARES.   The   articles   of
incorporation, the bylaws and each stock certificate of Franchisee shall restrict the issuance and the transfer of shares of Franchisee as provided in Paragraph 15.8 below.

            4.5.4 AMENDMENTS. BKC must be immediately provided with any amendments, shareholder agreements, addenda, revisions or other alterations to the articles of incorporation, bylaws or constitution of Franchisee. No amendment to such governing documents may be made, nor may any resolution be adopted by the board of directors of Franchisee, without the written consent of an authorized officer of BKC, if such amendment or resolution would (1) change the description of the Franchisee's purpose or authorized activities; (2) change the designation of, or the procedures for designating, the Managing Director;
(3) change the authority delegated to the Managing Director; or (4) materially alter promises or representations contained in the application approved by BKC.

5.    STANDARDS AND UNIFORMITY.

      5.1 STRICT COMPLIANCE. The Franchisee agrees to comply strictly at all times with the Burger King System, which Franchisee acknowledges is a fundamental term of this Agreement and a necessary and reasonable requirement in the interests of the Franchisee and others operating under the Burger King System. In particular, the Franchisee shall at all times comply with the following provisions of this Section 5.

      5.2 THE MOD MANUAL. The MOD Manual shall be kept at the Franchised Restaurant and all changes or additions shall be inserted upon receipt. The Franchisee agrees that changes in standards, specifications and procedures may become necessary and desirable from time to time and shall comply with such modifications, revisions and additions to the MOD Manual as BKC in the good faith exercise of its judgment believes to be desirable. The information








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contained in the MOD Manual is confidential and the Franchisee shall use the MOD
Manual only in connection with the operation of the Franchised Restaur ant and other licensed Burger King Restaurants

      5.3   BUILDING AND PREMISES.

            5.3.1 INITIAL CONSTRUCTION. The Franchised Restaurant shall be constructed and the premises initially improved in the manner approved by BKC, and shall be decorated, furnished, and equipped with equipment, furnishings, and fixtures which meet BKC's specifications and Current Image. The appearance of the Franchised Restaurant shall not thereafter be altered except as approved by BKC in writing.

            5.3.2 REPAIR AND MAINTENANCE. The Franchisee shall, at its own expense, continuously throughout the Term of this Agreement, maintain the Franchised Restaurant in good condition and repair in accordance with BKC's then current repair and maintenance standards.

            5.3.3 CURRENT IMAGE. During the year immediately following the expiration of one half of the Term of this Agreement (e.g., in the 11th year of a 20 year term), the Franchisee shall remodel, improve and alter the exterior of the Franchised Restaurant to conform with the Current Image in effect during the prior year .

      5.4 SIGNS. The Burger King Marks will be displayed only in the manner and at such locations as are authorized by BKC. The Franchisee agrees to maintain and display signs conforming to the Current Image. The Franchisee shall discontinue the use of and destroy such signs as are declared obsolete by BKC.

      5.5 EQUIPMENT. Only equipment and equipment layouts approved by BKC shall be used at the Location. All equipment shall be maintained in a condition that meets operational standards specified in the MOD Manual, and as equipment becomes obsolete or inoperable, the Franchisee will replace such items with the types and kinds of equipment as are then approved for use in new Burger King Restaurants at the time of replacement. If BKC determines that additional or substitute equipment is needed in any part of the Location due to a change in menu items or method of preparation and service, or because of health or safety considerations, the Franchisee will install the new equipment within such time as BKC may reasonably specify.

      5.6 VENDING MACHINES, ETC. No telephone booths, newspaper racks, juke boxes, vending machines, games, rides or any other type of machines shall be installed without the prior written approval of BKC.

      5.7 MENU, SERVICE AND HYGIENE. The Franchised Restaurant shall serve all menu items and brands specified by BKC, and shall not serve any items that are not set forth in the MOD Manual or otherwise authorized and approved by BKC in writing. The Franchisee shall adhere to all specifications contained in the MOD







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Manual or as otherwise prescribed by BKC as to ingredients,  storage,  handling, method of preparation and service, weight and dimensions of products served, and standards of cleanliness, health, and sanitation. All food, drinks, and other items will be served and sold in packaging that meets BKC's specifications. Only food, paper products, packaging and supplies from sources approved by BKC (which expression includes sources of both product and distribution) shall be used in the Franchised Restaurant.

      5.8 HOURS OF OPERATION. Subject to the provisions of Paragraph 2.4 above, or unless otherwise authorized or directed by BKC the entire Franchised Restaurant shall be open for business a minimum of the hours indicated on
SCHEDULE 1 daily, seven (7) days a week, except where prohibited by law or government regulation. BKC recognizes that considerations peculiar to the location of the Franchised Restaurant may make it necessary to alter the aforesaid hours of operation, and BKC will not unreasonably withhold its consent to do so.

      5.9   UNIFORMS.   All  employees  at  the  Location  shall  wear  uniforms
previously approved by BKC as meeting the design, color and specification as are from time to time prescribed by BKC.

      5.10 ADVERTISING AND PROMOTION MATERIALS. Only such advertising or promotional materials, slogans or other items as are authorized by BKC in writing prior to use shall be used, sold, or distributed, and no display or use of the Burger King Marks shall be made without the prior written permission of BKC. All materials on which Burger King Marks are used shall bear such notice of registration or license legend as BKC may specify. The Franchisee agrees to comply with the advertising and promotional standards established from time to time by BKC.

      5.11 INTERFERENCE WITH EMPLOYMENT RELATIONS OF OTHERS. The Franchisee will not attempt, directly or indirectly, to entice or induce any employee of BKC or of an Affiliate of BKC or of another franchisee of BKC to leave such employment, nor to employ such employee within six (6) months after his or her termination of employment with such employer, except with the prior written consent of such employer.

      5.12 IMPROVEMENTS. The Franchisee shall notify BKC of any potential improvements or new features which it identifies as capable of benefitting the Burger King System. The Franchisee shall not use potential improvements or new features at the Franchised Restaurant unless authorized by BKC in writing and at its sole discretion, but BKC is under no obligation to authorize such use. The Franchisee acknowledges and agrees that all such potential improvements and new features shall become the exclusive property of BKC without payment of any consideration to the Franchisee, and BKC is free to evaluate such potential improvements or new features in its own restaurants and introduce any such improvements or new features into the Burger King System for the benefit of BKC






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and other franchisees. The Franchisee agrees to execute any additional documents which BKC may deem necessary to effect or perfect the provisions of this Paragraph 5.12.

      5.13 SELF-AUDIt. The Franchisee shall participate in any self-audit scheme which may from time to time form part of the Burger King System.

      5.14 HEALTH PROBLEMS. The Franchisee shall immediately notify BKC of any actual or suspected occurrence of any serious communicable disease or infection at or among staff or customers at the Franchised Restaurant.

      5.15 RIGHT OF ENTRY, INSPECTION AND CLOSURE. BKC shall have the unrestricted right to enter the Franchised Restaurant to conduct such reasonable activities as it deems necessary to ascertain compliance with this Agreement. The inspections may be conducted without prior notice at any time when the Franchisee or any one of its responsible employees or representatives is at the Franchised Restaurant. The inspections shall be performed in a manner which minimizes interference with the operation of the Franchised Restaurant. BKC may require the removal of any items which do not comply with this Agreement at the Franchisee's cost. In the event that BKC identifies, or reasonably suspects the existence of, any significant risk to health or safety in any aspect of the operation at the Location, BKC may require the Franchisee immediately to close the Franchised Restaurant until the hazard as been eliminated. BKC shall specify the grounds for taking such action and such steps if any a it believes are necessary to eliminate the hazard and shall cooperate with the Franchisee to enable the Franchisee to re-open the Franchised Restaurant as soon as possible.

      5.16  SOURCES OF SUPPLY.

            5.16.1 AUTHORIZED SUPPLIERS.  BKC may require that any item required for or used in the operation of the Franchised Restaurant shall be previously approved by BKC in its sole and absolute discretion and that the supplier and distributor of such items also be previously approved by BKC in its sole and absolute discretion. The Franchisee shall in such case purchase only from BKC authorized suppliers and distributors. Should the Franchisee propose an alternative supplier and distributor, BKC shall evaluate such supplier and distributor against its then-current criteria, as established by BKC in its sole discretion, and either approve or disapprove such supplier and distributor. Any supplier and distributor proposed by the Franchisee may be required to sign a suitable confidentiality undertaking before BKC's confidential specifications are disclosed. In approving or disapproving suppliers and distributors, the Franchisee acknowledges and agrees that BKC may devote such resources and time as BKC may reasonably determine is necessary to evaluate any such supplier or distributor in its sole discretion. BKC agrees that it will apply those criteria in good faith toward the Franchisee. If BKC denies the Franchisee's request for approval of a supplier or distributor BKC shall advise the Franchisee of the reasons for its decision. If BKC fails to approve or deny the Franchisee's request for approval of a supplier or distributor within thirty (30) business days then approval shall be deemed to have been given. Approval of any suppler or distributor by BKC is subject to revocation in its sole discretion.

            5.16.2 SELF-SUPPLY. Franchisee may, upon prior written notice to BKC, invest in BKC approved suppliers and/or distributors to the Franchised Restaurant or request approval from BKC to become an approved supplier and/or distributor to the Franchised Restaurant. BKC shall not unreasonably withhold its approval of the Franchisee as a supplier and/or distributor to the Franchised Restaurant and/or other Burger King Restaurants. Franchisee expressly acknowledges and agrees, however, that the Franchisee must meet all of BKC's then current conditions for supplier and/or distribution agreements.

            5.16.3 LIMITS ON BKC RESPONSIBILITY.   BKC shall NOT be responsible
for the following:

                        (a) Arranging, assuring, or facilitating the delivery or
                  availability o labor, food, paper, equipment, furniture, fixtures, or any other goods or services in connection with the operation of the Franchised Restaurant.

                        (b) Arranging, assuring, or facilitating the delivery or
                  availability of labor, food, paper, equipment, furniture, fixtures or any other goods or services in connection with the operation of the Franchised Restaurant at a reasonable or at any other particular cost (whether stated as a percentage of sales or otherwise to the Franchised Restaurant or to the Franchisee).

            5.16.4 FRANCHISEE'S RESPONSIBILITIES. Franchisee shall be responsible for locating and submitting to BKC for approval, pursuant to Section
5.16.1 above, suppliers and distributors capable of manufacturing and/or delivering all BKC required goods and services to the Franchised Restaurant on a consistent and reliable basis.

6.    SERVICES TO FRANCHISEE.

      6.1 SERVICES PROVIDED BY BKC. BKC, its designee or an Affiliate of BKC shall periodically advise and consult with the Franchisee in connection with the operation of the Franchised Restaurant and shall provide to he Franchisee:

            (a) The MOD Manual, including all revisions and updates thereto, which will be loaned to the Franchisee for the term of this Agreement. The loaned copy of the MOD Manual and other specifications, standard and operating procedures furnished by BKC shall be written in English, and any translation to another language shall be at the Franchisee's responsibility and cost.

Franchisee shall translate the MOD Manual into the native language of the employees at the Franchised Restaurant upon request by BKC. The delivery of a copy of the MOD Manual, including all revisions and updates thereto, by BKC to the Franchisee satisfies and fulfills any obligation BKC may be deemed to have to provide the Franchisee with use of the Burger King System or expertise regarding he Burger King System.

            (b) A representative of BKC who shall make not less than two (2) one day visits to Poland per annum to provide the Franchisee with any requested reasonable operations or marketing guidance and advice. Franchisee shall have the option to participate, at its sole cost and expense, in any additional training pro grams offered by BKC to other franchisees generally. Such training programs shall be at locations designated by BKC.

            (c) Communication of new developments, techniques and improvements of BKC which BKC deems in its sole discretion to be relevant to the operation of the Franchised Restaurant and which BKC may otherwise make available to all other franchisees in Europe.

      6.2 SERVICES NOT PROVIDED BY BKC. The Franchisee acknowledges and agrees that compliance by BKC with its obligations under Section 6.1 above shall satisfy all obligations of BKC to provide operational, marketing, and other support to the Franchisee, and that any other support provided by BKC shall be at BKC's sole discretion. The Franchisee further acknowledges and agrees that BKC shall have no obligation with regard to the establishment, development and for maintenance of consumer awareness or recognition of the Burger King Marks, Restaurants or System.

      6.3 OPTIONAL SERVICES. BKC may, but shall under no circumstances be required to, offer the following services and/or assistance to Franchisee, in BKC's sole discretion:

            (a) If requested by Franchisee, BKC may, at its sole and absolute discretion, provide Franchisee with a pre-opening training program at Franchisee's sole cost and expense at whatever location BKC may designate in its sole discretion.

            (b) If requested by Franchisee, BKC may, in its sole and absolute discretion, provide Franchisee with pre-opening and opening supervision and assistance by personnel of BKC, its designee or an Affiliate of BKC at Franchisee's sole cost and expense at whatever location BKC may designate in its sole discretion.

7.    LOCATION.

      7.1 EXCLUSIVE PURPOSE. During the term of this Agreement the Location shall be used exclusively for the purpose of operating a Burger King Restaurant.

      7.2 DAMAGE TO FRANCHISED RESTAURANT. In the event of the building being damaged or destroyed by fire or any other peril, or required to be repaired or altered by any competent authority, the Franchisee shall at its own expense repair or reconstruct the building within a reasonable time to reflect the then Current Image of Burger King Restaurants, having first submitted to BKC all plans and specifications related thereto for prior approval. Where the
Franchised Restaurant is insured by a person other than the Franchisee, the Franchisee's obligations shall be limited to taking such steps as are reasonably available to the Franchisee to assure that any insurance moneys ar paid out in accordance with this subparagraph. Notwithstanding the foregoing, if (a) the building is leased, (b) the Franchisee is prohibited under the terms of the applicable lease from repairing or reconstructing the building as provided above, and (c) the Franchisee has exhausted its best efforts to convince the landlord to consent to such repair or reconstruction, then the Franchisee shall be released from its obligations under this Paragraph 7.2 and this Agreement shall terminate.

8.    TRAINING AND STAFFING.

      8.1 PRE-OPENING TRAINING. Before the Franchised Restaurant opens, the Director of Operations and such members of the Franchisee's staff charged with the responsibility for the day to day operation of the Franchised Restaurant as BKC may determine must have successfully completed BKC's training program at such location in the U.S. or elsewhere as may be designated by BKC. Such members of t e Franchisee's restaurant staff as BKC may determine shall undertake and complete continuing raining programs from time to time as may be directed by BKC in order to implement current operational standards. There shall be no charge for participation in the training programs, but the Franchisee shall be responsible for all travel and living expenses, all compensation of the Franchisee's employee while enrolled in the training program, and any other personal expenses incurred.

      8.2 NEW DIRECTOR OF OPERATIONS. Any new Director of Operations as BKC may approve shall successfully complete the above program before taking up such position.

      8.3 TRAINING PROGRAM. The Franchisee shall implement a training program for Franchised Restaurant employees in accordance with training standards and procedures prescribed by BKC and shall staff the Franchised Restaurant at all times with a sufficient number of trained employees including the minimum number of managers required by BKC who have completed BKC's training program at an accredited location.

9.    ROYALTY AND ADVERTISING CONTRIBUTION.

      9.1   ROYALTY.

            9.1.1 PAYMENT OF ROYALTY.  Except as otherwise provided in Section 5
3 of the   Development Agreement, by the fifteenth (15th) day of each month, the

Franchisee shall deliver to BKC a return of Gross Sales for the preceding month and pay to BKC or its designee a royalty for the use of the Burger King Marks an the Burger King System calculated by applying the percentage set forth in
SCHEDULE 1 against the Gross Sales for the preceding calendar month. All royalties shall be paid by the Franchisee to BKC or its designee in United States currency into such bank account in the United States of America or elsewhere as BKC shall designate by prior written notice to the Franchisee. Such payments shall be made by such method as BKC may from time to time stipulate including direct debit, in accordance with applicable law. Each conversion from local currency to United States currency shall be at the maximum selling rate of exchange quoted by Citibank, N.A. in New York, New York, U.S.A., or at the maximum selling rate of a nationally recognized bank in the country where the Franchised Restaurant is located, at the sole discretion of BKC, as of the last bank trading day of the month on which the royalty payment is based. The Franchisee will, at its expense, make all necessary and appropriate applications to such governmental authorities as may be requested by BKC or as may be required for transmittal and payment of United States currency to BKC.

            9.1.2 INABILITY TO REMIT ROYALTY. In the event that the Franchisee shall at any time be prohibited from making any payment in the United States and in United States currency, the Franchisee shall immediately notify BKC of this fact and such payment shall thereupon be made at such place and in such currency as may be selected by BKC and acceptable to the appropriate governmental authorities of the country in which the Franchised Restaurant is located, all in accordance with remittance instructions furnished by BKC. If, having pursued every reasonable endeavor, the parties are thereafter unable to secure any method of payment to BKC as required in Subparagraph 9.1.1 above, then BKC may, in its sole discretion, either (a) accept subsequent payments in a manner and currency acceptable to BKC in its sole discretion, or (b) by one-hundred eighty
(180) days prior written notice to the Franchisee, immediately terminate this Agreement without any claim being mad by either party against the other in respect to such termination. The acceptance by BKC of; ny payment pursuant to Subparagraph 9.1.2(a) above shall not excuse the Franchisee from its obligation to pay all subsequent payments as required under Subparagraph 9.1.1 and BKC remain free to exercise its right under Subparagraph 9.1.2(b) as each monthly royalty payment comes due.

      9.2   ADVERTISING AND SALES PROMOTION.

            9.2.1 FRANCHISEE'S ADMINISTRATION OF AD FUND. Pursuant to the terms of the Ad Fund Agreement dated March 14, 1997 between the Franchisee and BKC, the Franchisee shall expend monthly, in the country where the Franchised
Restaurant is located, monies for advertising, sales promotion and public relation services for he benefit of Burger King Restaurants in the country where the Franchised Restaurant is locate, including creative, production, media and clearance costs of advertising and sales promotion materials, and marketing research expenses directly related to the development and evaluation of the effectiveness of advertising and sales promotion. (SUBJECT TO A PENDING REQUEST FOR CONFIDENTIAL TREATMENT)

            9.2.2 BKC'S RIGHT TO ADMINISTER FUNDS. Notwithstanding the language in Subparagraph 9.2.1 above, BKC and the Franchisee agrees that, in the event BKC develops company-owned Burger King Restaurants directly or through a subsidiary or joint venture in the country where the Franchised Restaurant is located or franchises Burger King Restaurants in the country where the Franchised Restaurant is located to someone other than the Franchisee, BKC shall have the right to terminate the Ad Fund Agreement pursuant to its terms and require that the Franchisee pay to BKC or its designee by the fifteenth (15th') day of each month, in the currency of the country where the Franchised Restaurant is located an amount equal to the amount calculated by applying the advertising percentage stated in SCHEDULE 1 to the Gross Sales for the preceding calendar month. Any monies received by BKC under this Subparagraph shall be administered by BKC as provided in Subparagraph 9.2.3 below. In the event BKC requires and the Franchisee makes these payments, the direct expenditure obligation of Subparagraph 9.2.1 above will be deemed fully satisfied.

            9.2.3 ADMINISTRATION. Any amounts received by BKC pursuant to Subparagraph 9.2.2 above, less administrative expenses and any applicable taxes, will be combined with payments from other Burger King Restaurants to form an ad fund which will be used for (a) market research expenditures directly related to the development and evaluation of the effectiveness of advertising and sales promotions, (b) creative, production and other costs incurred in connection with the development of advertising sales promotions and public relations, both in the market area of the Franchised Restaurant as reasonably defined from time to time by BKC, and on a national basis and (c) various methods of delivering the advertising or promotional message, including without limitation, television, radio, outdoor and print. The allocation of the Advertising Contribution between international, national, regional, and local expenditures shall be made by BKC in its sole business judgment. All general and administrative expenses and overhead associated with the ad fund, including salaries of relevant BKC employees, shall be paid out of the assets of the ad fund. The Franchisee is encouraged to participate in the planning of advertising, sales promotions and public relations for the Franchised Restaurant, but all expenditures for such matters shall be the sole discretion of BKC. In addition to the percentage of Gross Sales, the Franchisee agrees to transfer to BKC or its designee for inclusion in the market fund all advertising or promotional allowances given by suppliers of products which are sold in the Franchised Restaurant uncle a brand name. Such payment to be made to BKC or its designee by the fifteenth (15th) day of the month following receipt of the said allowance. The market fund will be run by BKC directly or by delegation to its designee.

            9.2.4 COMPLIANCE WITH LAWS AND POLICIES. The Franchisee agrees to adhere to all applicable statutory regulations and to KC's advertising, sales promotion and public relations standards and all advertisements and other material published, circulated or exhibited shall first be approved by BKC. The Franchisee agree immediately to remove or discontinue the use of any objectionable advertising material upon receiving notice from BKC.

      9.3 GROSS SALES. The term "Gross Sales" as used in this Agreement includes all sums charged for goods, merchandise, or services sold at or from the Location. The sale of Burger King products away from the Location is not authorized; however, should any such sales be approved in the future, they will be included within the definition of Gross Sales. Gross Sales shall not include any value added tax, turnover tax, or any similar tax collected by the Franchisee from customers based upon sales.

      9.4 INTEREST AND ATTORNEY'S FEES. The Franchisee shall pay to BKC interest (in U.S. dollars in the United States) upon any sum overdue under this Agreement, calculated at three (3) percent per annum above the prime rate of merest charged by Citibank, N.A., against the overdue sum expressed in U.S. dollars. By way of exception, any overdue sum required to be paid in a currency other than U.S. dollars shall bear merest at three (3) percent per annum above the base lending rate of any nationally recognized bank within the relevant country designated by BKC. Nothing in this paragraph is meant to require the Franchisee to pay interest at a rate greater than that allowed by applicable law and, in the event that this paragraph would have such an effect, the Franchisee shall only be required to pay interest at the maximum rate allowable by law. If an excess amount is inadvertently collected, it shall be applied to reduce the amounts due under Subparagraph 9.1.1 above. The Franchisee shall pay all costs, including reasonable attorney's fees, incurred by BKC in enforcing the tern s of this Agreement.

10.   ACCOUNTING PROCEDURES;  RIGHT OF AUDIT.

      10.1 ACCOUNTING. The Franchisee agrees to keep complete records of the business and shall furnish BKC with monthly and fiscal year-to-date profit and loss statements for the Franchised Restaurant in the format prescribed by BKC. The Franchisee shall also submit to BKC quarterly balance sheets for the Franchisee itself and not merely of the Franchised Restaurant, the first of which shall be for the period ending forty-five (45) days after the expiration of the first calendar quarter after the Franchised Restaurant opens. All profit and loss statements and balance sheets shall be submitted to BKC within fifty-five (45) days after the end of the period covered by the report in a form acceptable to BKC. In addition, the Franchisee shall submit to BKC copies of tax returns relating to the Franchisee's sales at the Franchised Restaurant at the same time the returns are filed, and such other records as BKC may reasonably request from time to time.

      10.2 ANNUAL FINANCIAL STATEMENT. Within ninety (90) days after the close of each fiscal year and at any time on request, the Franchisee shall submit a full disclosure of all shareholders in the Franchisee, and of all persons with an interest in the Franchised Restaurant. ln addition, the Franchisee shall furnish an annual financial statement for the Franchisee and not merely the Franchised Restaurant, which statement shall be certified by a Certified Public Accountant or equivalent.

      10.3 AUDITS. The Franchisee agrees that BKC or its representatives, at BKC's expense shall, at all reasonable times, have the right to examine or audit the books and accounts of the Franchisee. The Franchisee shall retain sales records for a period of at least twenty-four (24) months. In the event the reported Gross Sales are less than the actual Gross Sales, the Franchisee shall make an additional payment to BKC in the amount of the discrepancy. In the event that the discrepancy exceeds two percent (2%), th Franchisee shall also reimburse BKC for all costs of the audit including travel, lodging and wages.

      10.4 RELEASE OF FINANCIAL INFORMATION. BKC is authorized to release financial and operational information on the Franchised Restaurant as part of any disclosure of information on the Burger King System in the country where the Franchised Restaurant is located or on the Burger King System as a whole. Except as required by law or regulation, BKC shall not specifically identify the Franchised Restaurant to which this information relates.

      10.5  POLLING.

            10.5.1 POS SYSTEMS. The Franchisee shall at all times operate at the Franchised Restaurant POS systems previously approved by BKC as meeting its performance standards and other criteria including compatibility with BKC's polling standards, provided that such POS system operates in accordance with applicable law. BKC shall have the right to call upon the Franchisee to upgrade the POS systems as BKC may deem necessary or desirable in the interest of proper administration of restaurants operating under the Burger King System, and the Franchisee shall comply with such requirement within such reasonable time as may be specified by BKC. Such authorized POS systems shall at all times be used to record and process such information as BKC may from time to time require, and such information shall be maintained in such format and kept available for access by BKC on such POS system for such minimum period as BKC may require. The Franchisee she effect the polling operation at such time or times as may be required by BKC, but BKC may itself initiate polling whenever it deems appropriate. BKC shall have no obligation to provide Franchisee with information, consultation or advice concerning POS systems or accounting or other financial systems for the operation of Franchisee's business.

            10.5.2 AUTHORIZED POLLING. The Franchisee shall permit BKC or its duly authorized agents at all times and from time to time to poll any information contained in such POS system. For the purposes of this Agreement the term "poll" or "polling" means any process acceptable to BKC by which information o data may be transmitted from a POS system operated by the Franchisee or its agents into a computer or system operated by BKC, it agents or Affiliates. If for any reason polling is not practicable, BKC may require the Franchisee to download such information into machine readable form compatible with the system operated by BKC, its agents or Affiliates and to derive such information to BKC by such method and within such timescale as BKC may reasonably determine.

            10.5.3 OTHER INFORMATION. The Franchisee shall if requested and as long as polling is not possible provide to BKC such information as BKC may from time to time require regarding product volumes and production.

11.   LIMITATIONS OF FRANCHISE.

      11.1  TRADEMARKS, TRADE NAMES, SERVICE MARKS AND TRADE SECRETS.

            11.1.1 REGISTRATION ASSISTANCE BY FRANCHISEE. The Franchisee shall, upon request and at no expense to the Franchisee assist BKC in perfecting and obtaining registration of unregistered Burger King Marks.

            11.1.2 OWNERSHIP. The Franchisee acknowledges that ownership of all right, title and interest to the Burger King System and the Burger King Marks (registered and unregistered) is and shall remain vested solely in BKC. The Franchisee acknowledges the uniqueness of the Burger King System an that the Franchisee has had no part in its creation or development, no prior knowledge of, and no proprietary or other rights or claims in or to any element of the Burger King System or the Burger King Marks.

            11.1.3 CONFIDENTIALITY OF TRADE SECRETS. The Franchisee agrees that all materials made available to the Franchise and all disclosures made to the Franchisee, and not to the general public, by or at the direction of BKC at any time before or during the term of this Agreement, including the MOD Manual in its entirety and any translations thereof, are to be considered trade secrets of BKC for purpose of this Agreement and shall be kept confidential and used by the Franchisee only in the operation of the Franchised Restaurant and other licensed Burger King Restaurants. The Franchise agrees not to divulge any of the trade secrets to any person other than the Franchisee's employees and then only to the extent necessary for the operation of the Franchised Restaurant, an d not to permit anyone to reproduce, copy or exhibit any portion of the MOD Manual or any other confidential or proprietary information received from BKC, except for translating from English to the language of the country in which the Franchised Restaurant is located, if the Franchisee's employees cannot read and understand English.

            11.1.4 REGISTERED USER AGREEMENTS. The Franchisee shall, whenever requested by BKC, enter into one or more Registered User Agreements authorizing and permitting the use of the Burger King Marks as provided in this Agreement and to execute any documents and/or do such things as are requested to assist BKC in connection with registration of any Registered User Agreement. Nothing in any Registered User Agreement shall be construed as giving the Franchisee the right to transfer or sublicense the Franchisee's right to use the Burger King Marks.

            11.1.5 NO IMPAIRMENT OF MARKS. The Franchisee will not directly or indirectly, at any time during the term of this Agreement or thereafter, do or cause to be done any act or thing disputing, attacking or in any way impairing the validity of and BKC's right, title or interest in the Burger King Marks and the Burger King System.

            11.1.6 ASSIGNMENT OF RIGHTS IN MARKS. The Franchisee hereby assigns to BKC such rights (if any) as the Franchisee may hereafter acquire in any of the Burger King Marks or the Burger King System and shall execute such documents and do such acts at the cost of BKC as may be necessary to perfect such assignment.

            11.1.7 INFRINGEMENT, ETC. The Franchisee shall immediately notify BKC of all infringements or imitations of the Burger King Marks which come to the Franchisee's attention, and all challenges to the Franchisee's use c f any of the Burger King Marks. BKC will take such action as it in its sole discretion deems appropriate to prevent unauthorized persons from using the Burger King Marks. The Franchisee agrees to cooperate in the prosecution of any action to prevent the infringement, imitation, illegal se or misuse of the Burger King Marks or the Burger King System and agrees to be named as a party in any such action if so requested by BKC. BKC agrees to bear the legal expenses and costs incidental to the Franchisee's participation in such action except for the cost and expenses of the Franchisee's personal legal counsel if the Franchisee elects to be represented by counsel of the Franchisee's own choosing. The Franchisee shall not institute any legal action or other kind of proceeding based upon Burger King Marks or the Burger King System without the prior written approval of BKC.

            11.1.8 REGISTERED MARKS. BKC represents that the marks listed on Exhibit A are registered or applied for, but makes no expressed or implied warranty with respect to the validity of any of the Burger King Marks. The Franchisee accepts that the Franchisee may conduct business utilizing some Burger King Marks which have not been registered and that registration may not be granted for the unregistered marks and that some of the Burger King Marks may be subject to use by third parties unauthorized by BKC.

            11.1.9 FRANCHISEE NAME. In the adoption of a trade, corporate or partnership name, the Franchisee shall not use any of the Burger King Marks, any variations or abbreviations or any words confusingly similar to any of the Burger King Marks.

            11.1.10 REGISTRATION OF AGREEMENT. If local law requires the registration or recordation of this Agreement with any local governmental agency, administrative board or banking agency, Franchisee shall request BKC's consent to do so. If BKC grants its consent, Franchise shall effectuate such registration(s) or recordation(s) at its sole cost and expense in strict compliance with local laws as soon as possible.

      11.2  INDEPENDENT CONTRACTOR.

            11.2.1 NO AGENCY. The franchisee is an independent business entity and is not an agent, partner, joint venture, representative, or employee of BKC, and no express or implied fiduciary relationship exists between the parties. The Franchisee shall not attempt to bind or obligate BKC in any way nor shall the Franchisee represent that the Franchisee has any right to do so. BKC shall have no control over the terms and conditions of employment of the Franchisee's employees.

            11.2.2 PUBLIC NOTICE OF INDEPENDENCE. In all public records and in the Franchisee's relationship with other persons, on stationery, business forms and cheques, the Franchisee shall indicate the independent ownership of the Franchised Restaurant and that the Franchisee is a licensee of BKC. The Franchisee shall exhibit on the Location in such places as may be designated by BKC, a notification that the Franchised Restaurant is operated by an independent operator under license from BKC.

12. UNFAIR COMPETITION. The Franchisee agrees, during the term of this Agreement and thereafter, not to directly or indirectly engage in the operation of any restaurant, except as licensed by BKC, which utilizes or duplicates the Burger King System or any part thereof.

13.   INSURANCE, INDEMNIFICATION.

      13.1 GENERAL LIABILITY INSURANCE. Franchisee agrees to carry at its expense during the Term of this Agreement Comprehensive General Liability insurance, including Products Liability and Broad Form Contractual Liability, in an amount which is at all times the local equivalent of not less than One Million U.S. Dollars (U.S. $1,000,000.00) per occurrence for bodily injury and Five Hundred Thousand U.S. Dollars (U.S. $500,000.00) per occurrence for property damage, or in such increased amounts as BKC may reasonably request from time to time during the Term of this Agreement. Each policy will name BKC, and its subsidiaries, affiliated and parent companies as an additional insured, and will provide hat the policy cannot be canceled without thirty (30) days prior written notice to BKC, will insure against the liability of BKC for both its and Franchisee's acts or omissions, and will insure the contractual liability of Franchisee under paragraph 13.3 Additionally, Franchisee agrees to carry, at Franchisee's expense, umbrella coverage in an amount which is at all times the equivalent of One Million U.S. Dollars (U.S. $1,000,000) over the basic

Comprehensive General Liability insurance per restaurant; except that if Franchisee owns more than ten (10) Burger King Restaurants, the umbrella coverage applicable to all such restaurants need not exceed an mount which is at any time in excess of the equivalent of Ten Million U.S. Dollars (U.S.
$10,000,000). The insurance afforded by the policy or policies respecting liability shall not exclude claims, actions or demands brought in the United States or anywhere else outside the country in which the Franchised Restaurant is located and shall not be limited in any way by reason of any insurance which may be maintained by BKC prior to the Commencement Date, Franchisee shall furnish to BKC Certificates of Insurance reflecting that the insurance coverage is in effect pursuant to the terms of this Agreement. All policies shall be renewed, and a renewal Certificate of Insurance mailed to BKC at its main office, or at such other location as may be specified by BKC prior to the expiration date of the policies. This obligation of Franchisee to maintain insurance is separate and distinct from its obligation to indemnify BKC under the provisions of Paragraph 13.3 and shall not be affected by reason of the negligence of or a claim of negligence against BKC.

      13.2 WORKERS COMPENSATION, ETC. Franchisee agrees to participate in any governmental Worker's Compensation Program, unemployment insurance program, hospitalization program and any other similar program which may be required by the laws of the country where the Franchised Restaurant is located.

      13.3 INDEMNITY. Franchisee is responsible for all losses or damages and contractual liabilities to third persons arising out of or in connection with possession, ownership or operation of the Franchised Restaurant, and for all claims or demands for damages to property or for injury, illness or death of persons directly or indirectly resulting therefrom. Franchisee agrees to defend, indemnify and save BKC, and its subsidiaries, affiliated and parent companies harmless of, from and with respect to any such claims, demands, losses, obligations, costs, expenses, liabilities, debts or damages, unless they are caused by the gross negligence of BKC itself BKC's right to indemnity under this Agreement shall arise and be valid notwithstanding that joint or concurrent liability may be imposed on BKC by statute, ordinance, regulation or other law. The indemnification of BKC by Franchisee for Franchisee's own negligence, acts or omissions, shall not be limited by the amount of insurance required under Paragraph 13.1, nor upon a claim that BKC is responsible for Franchisee's act or omissions or that Franchisee was acting in the capacity of an agent of BKC. This indemnity obligation shall include, but not be limited to, claims related to the employment of Franchisee's employees. This obligation of Franchisee to indemnify and defend BKC is separate and distinct from its obligation to maintain insurance under the provisions of Paragraph 13.1.

            BKC shall notify Franchisee of any claims, and Franchisee shall be given the opportunity to assume the defense of the matter, however, BKC shall have the right to participate in the defense of any claim or action against it which is assumed by Franchisee, at BKC's own cost and expense. If Franchisee fails to assume the defense, BKC may defend the action in the manner it deems appropriate, and Franchisee shall pay to BKC all costs, including attorney's fees, incurred by BKC in effecting such defense, in addition to any sum which BKC may pay by reason of any settlement or judgment against BKC. No settlement of any claim against BKC shall be made by Franchisee which is in excess of the amount of insurance referred to in Paragraph 13.1 or which would subject BKC to liability in any amount not covered by such insurance without the prior written consent of BKC. Any final judicial determination of the negligence of BKC in an amount in excess of the policy limits of insurance required under Paragraph 13.1 shall be the responsibility of BKC.

14.   TAXES.

      14.1 PAYMENT WHEN DUE. The Franchisee shall pay when due all taxes levied or assessed by reason of the Franchisee's possession, ownership or operation of the Franchised Restaurant or items loaned to the Franchisee by BKC including any value added tax. In the event of any bona fide dispute as to the liability for a tax assessed against it, the Franchisee may contest the validity or the amount of the tax in accordance with the procedures of the taxing authority, however, the Franchisee shall not permit a tax sale or seizure against the premises or equipment.

      14.2 WITHHOLDING TAXES. lt is understood and agreed by the parties that any and all tax liabilities arising out of this Agreement will be paid by the party owing such taxes. ln the event that BKC incurs withholding tax liability in the country in which the Franchised Restaurant is located as a result of the franchise fee or the royalty payments set forth above, it shall be the responsibility and obligation of the Franchisee to withhold from such franchise fee or royalty payments such withholding taxes as are required by law. The Franchisee shall provide BKC with corresponding receipts from the relevant taxing authorities to evidence such payments or amounts withheld. Taxes, such as income taxes of the Franchisee, which are based on profits from operation of the Franchised Restaurant are the sole responsibility of the Franchisee.

      14.3 ELECTION. Where the law permits an election regarding the treatment of any supply or deemed supply under this Agreement for the purposes of any value added or other tax chargeable thereon, the Franchisee shall make or join in any such election as BKC may from time to time require.

15.   DISPOSAL.

      15.1 TRANSFER OF LNTEREST BY FRANCHISEE. Except with the prior written consent of an authorized officer of BKC, Franchisee shall not (a) directly or indirectly sell, assign, convey, give away, mortgage, pledge, hypothecate, charge, or otherwise transfer or encumber its rights or obligations under this Agreement, or assign any of Franchisee's rights or delegate any of its duties hereunder; (b) sell, issue, offer, transfer, convey, give away, or otherwise grant or deliver any additional equity interests in the Franchisee, or (c) sell, assign, transfer, convey, or give away substantially all of the assets of the Franchised Restaurant.

      15.2 TRANSFER OF INTEREST BY PRINCIPALS. Except with the prior written consent of an authorized officer of BKC, no Principal shall directly or indirectly sell, assign, convey, give away, mortgage, pledge, hypothecate, charge, or otherwise transfer or encumber any legal or beneficial equity interest in Franchisee.

      15.3 NOTICE OF PROPOSED TRANSFER. Any proposed transferor shall notify BKC in writing of any proposed transfer of an interest referred to in Paragraph
15.1 or 15.2, as applicable, before the proposed transfer is to take place, and shall provide such information and documentation relating to the proposed transfer as BKC may reasonably require.

      15.4  RIGHT OF FIRST REFUSAL.

            15.4.1 NOTICE; EXERCISE OF OPTION. In the event Franchisee or the Principals wish to accept a bona fide offer from a third party to purchase all or substantially all of the assets constituting the Franchised Restaurant or of the majority of the voting stock of the Franchisee, the proposed transferor(s) shall give BKC written notice setting forth the name and address of the prospective purchaser, the price and terms of the offer together with a franchisee application completed by the prospective purchaser, a copy of the Purchase and Sale Agreement, executed by both the seller and purchaser, and all exhibits, copies of any real estate purchase agreement or agreements, proposed security agreements and related promissory notes, assignment documents, and any other information that BKC may request in order to evaluate the offer. BKC or its designee shall then have the prior option to purchase the interests covered by the offer at the price and upon the same terms of the offer. If the consideration is not money, the purchase price shall be the cash equivalent of the fair market value of the consideration. BKC shall have twenty (20) business days after receipt of the notice of offer and the furnishing of all reasonably requested information within which to notify Franchisee or the owners, as applicable, of BKC's intent to exercise its right hereunder. Silence on the part of BKC shall constitute rejection. If BKC rejects the offer, Franchisee shall have 90 days to sell the Franchised Restaurant upon the terms offered to BKC, subject to the approval of BKC a s required below. If the proposed sale includes assets of Franchisee not related to the operation of franchised Burger King Restaurants, BKC may, at its option, elect to purchase only the assets related to the operation of franchised Burger King Restaurants and an equitable purchase price shall be allocated to each asset included in the proposed sale. A bona fide offer from a third party includes any transfer, conveyance, assignment, consolidation, merger or any other transaction in which legal or beneficial ownership of the franchise granted by this Agreement is vested in other than the Franchisee.

            15.4.2 NO WAIVER. The election by BKC not to exercise its right of first refusal as to any offer shall not affect its right of first refusal as to any subsequent offer.

            15.4.3 UNAUTHORIZED TRANSFER VOID. Any sale, attempted sale, assignment, or other transfer of the interests described in Subparagraph 15.4.1 without first giving BKC the right of first refusal described above shall be void and of no force and effect, and shall constitute an Event of Default under Paragraph 17.1(k).

            15.4.4 SALE; BKC CONSENT. If BKC does not exercise its option under Subparagraph 15.4.1, Franchisee may conclude the sale to the purchaser who made the offer provided BKC's consent to the assignment or sale be first obtained as provided below.

      15.5 BKC CONSENT TO TRANSACTION. BKC may impose reasonable conditions on its consent to the transfers contemplated in Subparagraphs 15.1 and 15.2 above. BKC is under no obligation to consent to the encumbrances contemplated in Subparagraphs 15.1 and 15.2 above, and may deny its consent to such encumbrances in its sole discretion.

            15.5.1 TRANSFER OF SUBSTANTIALLY ALL ASSETS OR TRANSFER OF STOCK BY PRINCIPAL. Reasonable conditions in connection with (i) a transfer of the Franchisee's rights under this Agreement, the transfer of substantially all of the Franchisee's assets, or the delivery or grant of any additional equity securities, all pursuant to Subparagraph 15.1 above, or (ii) the transfer of the shares of the Franchisee pursuant to Subparagraph 15.2 above, shall include, without limitation, each of the following:

                        (a)   All   of   the   Franchisee's   accrued   monetary
obligations to BKC and its Affiliates must be paid at the time of the transfer;

                        (b) The Franchisee must not be in default under this Agreement or any other agreement with BKC or its Affiliates at the time of transfer;

                        (c) The transferee (and, if applicable, all owners of the transferee), must complete BKC's then current franchisee application procedures and meet all of BKC's then current criteria for approval as a BKC franchisee, including financial, character, managerial, credit, operational, and legal standards;

                        (d) The transferee (and, if applicable, all owners of the transferee) must at BKC's option enter into (i) a written agreement, in a form acceptable to BKC, assuming (or guaranteeing) full performance of all obligations of the Franchisee under this Agreement, (ii) a substitute Franchise Agreement, for a term ending on the expiration date of this Agreement, in BKC's then current form, except that royalty and advertising contribution or expenditure rates shall be the same as are provided for in this Agreement, and
(iii) such ancillary agreements as BKC may require;

                        (e) The Franchisee (and, if applicable, each owner of the Franchisee) must execute a general release, in a form acceptable to BKC, of any and all claims against BKC, its Affiliates, and their respective officers, directors, agents, and employees;

                        (f)   The  transferee,  its Director of Operations,  and
its Restaurant Manager must complete, at the transferee's expense, any applicable orientation and training programs required by BKC at the time of transfer;

                        (g) BKC shall approve the terms and conditions of the sale which affect the sufficiency of cash flow from the business after payment of debt service necessary for reinvestment in the business for refurnishing, maintaining, and remodeling the Location;

                        (h) The transferor must pay the transfer fee set forth on SCHEDULE 1 in consideration of BKC's expenses in reviewing the proposed transfer;

                        (i) The transferee must meet with representatives of BKC in Miami, Dade County, Florida, U.S.A., or such other location as may be designated by BKC;

                        (j) The Franchisee shall execute all documents necessary to cancel the entries of the Franchisee as a registered user and shall cooperate with BKC in effecting the cancellation of entries with the relevant registry of the Franchisee as a registered user.

                        (k) The transferee shall, if BKC requests, enter into one or more registered user agreements authorizing and permitting the use of the Burger King Marks referred to in the agreements.

                        (l) The transferor shall be jointly and severally liable with the transferee (and, if applicable, each owner of the transferee) to BKC for future royalty and advertising payments due under this Agreement if and so long as any part of the purchase money consideration remains owing from the transferee to the transferor.

      15.5.2 SECURITIES OFFERINGS.  Franchisee represents and agrees that:

                  15.5.2.1 COMPLIANCE WITH BKC REQUIREMENTS. In connection with any future offerings of debt or equity securities, Franchisee will comply with all of BKC's then current requirements with respect to such offerings. Without limiting the foregoing, in addition to BKC's then-current requirements applicable to BKC's franchisees and their principals (or owners) generally, the requirements applicable to Franchisee will include the following: immediate written notice to BKC of any proposed securities offering (which notice in any event shall be no later than the time when a proposed letter of intent, memorandum of understanding or similar document is exchanged with any person respecting the underwriting or placement of securities of the Franchisee); submission, before or simultaneously with submission to the U.S. Securities and Exchange Commission ("SEC"), (or similar governmental agency of any other jurisdiction in which securities are offered), of registration statements and/or prospectuses to BKC for review in connection with trademark usage, inclusion of disclaimers, and otherwise; the execution by the principals and by underwriters, if any, of certificates required by BKC, and the execution of the Franchisees and the Principals of an indemnity of BKC, its affiliates, agents, attorneys and employees against any liability arising from or in connection with the offering. Within ten (10) business days after BKC's receipt of a copy of a registration statement filed with the SEC and which BKC wishes to review, BKC shall furnish the Franchisee with its comments, if any, on the prospectus, provided that failure of BKC to comment shall not relieve the Franchisee of its obligations to include in every prospectus such disclaimers as are required by BKC. BKC's then-current general requirements for offerings of equity securities shall also apply to offerings of debt securities by the Franchisee unless and until separate requirements are articulated by BKC for debt and equity securities offerings.

                        15.5.2.2 SUBMISSION TO BKC. Franchisee shall simultaneously file with BKC all reports and other documents that Franchisee may be required to file with the SEC pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, or with, any governmental agency pursuant to the laws and regulations of any other jurisdiction in which securities are offered, as and when due.

                        15.5.2.3 REGISTRATION RIGHTS: SECONDARY OFFERINGS. Franchisee agrees that it will not grant additional registration rights or modify any registration rights previously granted without prior written notice to BKC. The Franchisee further agrees that if it is required to effect a registration  pursuant to any registration rights previously  granted,  then, in connection with any secondary offering of securities pursuant to such registration, it shall comply with BKC's then-current requirements, policies and procedures in connection with such offering and, without limiting the foregoing, shall indemnify BKC from liability arising from or in connection with the Offering, in the same manner as would be required in connection with an offering of securities by the Franchisee.


                        15.5.2.4 BKC EXPENSES. The Franchisee must, in connection with any proposed offering of securities requiring the review or consent of BKC, agree to pay BKC for certain of BKC's internal and external costs in connection with its review of the proposed securities offering.

            15.5.3 CERTAIN EXCEPTIONS. Notwithstanding any other provision of this agreement, the Franchisee shall not be required to submit to BKC for its review and comment any "S-3" or "S-8" filing by the Franchisee with the SEC, and the Franchisee shall not be required to obtain the prior written consent of BKC in connection with an issuance of securities pursuant to an S-8 filing with the SEC so long as the securities issued pursuant to such filing represent, per offering: (i) through December 31, 1998, less than three (3%) percent of the securities of that class issued and outstanding, and (ii) after December 31, 1998, less than one percent (1%) of the securities of that class issued and outstanding.

      15.6 NO WAIVER. BKC's consent to a transfer shall not constitute a waiver of any claims it may have against the transferring party, nor shall it be deemed a waiver of BKC's right to demand exact compliance with any of the terms of this Agreement by the transferor or transferee.

      15.7 DEATH OR MENTAL INCAPACITY OF PRINCIPAL. If the Principal is a natural person, upon the death or mental incapacity of a Principal, the executor, administrator, or personal representative of such Principal shall transfer the Principal's interest in Franchisee to a third party approved by BKC within a reasonable time after the Principal's death or mental incapacity. Transfers by devise or inheritance shall not be subject to BKC's right of first refusal under Paragraph 15.4 above, but shall be subject to the same conditions imposed on any INTER VIVOS transfer under Paragraph 15.5 above. All other transfers shall be subject to BKC's right of first refusal under Paragraph 15.4 above, or if such right is not exercised, the same conditions as may be imposed on any INTER VIVOS transfer under Paragraph 15.5 above. In the case of transfer by devise or inheritance, if the heir is not approved or there is no heir, the executor shall use best efforts to transfer the Principal's interest to another party approved by BKC within twelve (12) months from the date of the Principal's death. If the conveyance of the Principal's interest to a party acceptable to BKC has not taken place within the twelve (12) month period, BKC shall have the option, to purchase the Principal's interest at fair market value.

      15.8 CORPORATE DOCUMENTS. The articles of incorporation, the bylaws and each stock certificate of the Franchisee must at all times provide that the issuance and transfer of shares in the Franchisee are restricted as provided above and may be done only in accordance with the terms and conditions of this Agreement.

      15.9 ASSIGNMENT BY BKC. BKC may assign this Agreement to any person or company which acquires its Burger King business in the territory in which the Franchised Restaurant is located or a substantial part thereof, whether by outright acquisition or by way of a master franchise agreement.

16.   THE PRINCIPALS.

      16.1  STOCK OWNERSHIP.  The  Principals  represent and warrant to BKC that
SCHEDULE 2 contains a complete list of their respective shareholdings in the Franchisee on the date of this Agreement and that, unless otherwise stated, the Principals are the beneficial owners of their respective shares.

      16.2 COMPLIANCE BY PRINCIPALS. Each Principal shall comply with the covenants, terms, conditions and acknowledgments contained in the following sections as if it were the party named therein in place of the Franchisee:
Section 11 (Limitations of Franchise); Section 12 (Unfair Competition); Section 15 (Disposal); and Section 18 (Restrictive Covenant).

            Notwithstanding any other provision of this Agreement, including without Imitation Sections 15.1 and 15.5, so long as international Fast Food Corporation, ("IFFC") is a Principal of the Franchisee, BKC will not unreasonably withhold its consent to the sale or issuance of additional equity securities in IFFC provided that IFFC has complied with all reasonable conditions then established by BKC in connection with the proposed sale or issuance of equity securities by IFFC.

      16.3 GUARANTY. Each Principal hereby agrees to jointly, severally, and unconditionally guaranty the payment and performance of all debts, obligations and liabilities of the Franchisee to BKC arising pursuant to this Agreement, or any other agreement with BKC relating directly or indirectly to the Franchised Restaurant (the "BKC Agreements"), together with all costs of collection, compromise or enforcement, including reasonable attorneys' fees, incurred with respect to any such debts, obligations or liabilities or with respect to this or any other guaranty thereof or any bankruptcy proceeding or other similar action affecting the rights of the Franchisee's creditors generally (all of the foregoing being referred to collectively as the "Obligations"). This guaranty by the Principals shall continue in full force and effect until the Franchisee has fully paid and performed all of the Obligations. In connection with the guaranties set forth above (collectively, the "Guaranties"), each of the parties to this Agreement hereby agrees as follows:

            (a) The Guaranties shall not be impaired by any modification, supplement, extension or amendment of the BKC Agreements or any of the Obligations, nor by any modification, release or other alteration of any of the Obligations hereby guaranteed, nor by any agreements or arrangements whatever with the Franchisee or any one else;

            (b)  The  liability  of  each  Principal  is  primary,   direct  and
unconditional and may be enforced without requiring BKC first to resort to any other right, remedy or security;

            (c) No Principal shall have any right of subrogation, repayment, reimbursement or indemnity whatsoever, unless and until the Obligations are paid or performed in full and all debts owed by the Franchisee to any Principal are hereby subordinated to the Obligations;

            (d) If any Principal should at any time die, become incapacitated, become insolvent or make a composition, trust mortgage or general assignment for the benefit of creditors, or if a bankruptcy proceeding or any action under a similar law affecting the rights of creditors generally shall be filed or commenced by, against o r in respect of any Principal, any and all obligations of that Principal shall, at BKC's option, immediately become due and payable without notice,

            (e) If any payment or transfer to BKC which has been credited against any Obligation, is voided or rescinded or required to be returned by BKC, whether or not in connection with any event or proceeding described in
Section 16.3(d), the Guaranties shall continue in effect or be reinstated as though such payment, transfer or recovery had not been made;

            (f) Except as otherwise provided in this Agreement, each of the Guaranties shall be construed as an absolute, unconditional, continuing and unlimited obligation of each Principal without regard to the regularity, validity or enforceability of any of the Obligations, and without regard to whether any Obligation is limited, modified, voided, released or discharged in any proceeding under any law affecting the rights of creditors generally;

            (g) Any termination of the Guaranties shall be applicable only to Obligations accruing after the termination or having their inception after the effective date of such termination and shall not affect Obligations having their inception prior to such date;

            (h) The death or incapacity of any Principal hereunder shall not result in the termination of the Guaranties;

            (i) Any and all present and future debts and obligations of the Franchisee to any Principal hereunder are hereby waived an id postponed in favor of and subordinated to the full payment and performance of the Obligations; and

            (j) Each Principal waives to the greatest extent permitted by law: notice of acceptance hereof; presentment and protest of any instrument, and notice thereof; notice of default; notice of foreclosure; notice of any modification, release or other alteration of any of the Obligations or of any security therefor and all other notices to which any Principal might otherwise be entitled.

17.   DEFAULT AND EFFECTS OF TERMINATION.

      17.1.1 EVENTS OF DEFAULT BY FRANCHISEE. Franchisee shall be in default under this Agreement upon the occurrence of any of the following events or conditions (individually, an "Event of Default" and collectively, the "Events of Default"):

                  (a) If the Franchisee fails to pay when due any amount owed to BKC under this Agreement, and does not cure such failure within ten (10) days of delivery of written notice of such failure.

                  (b) If the Franchisee fails to operate the Franchised Restaurant in full compliance with the terms of this Agreement and the MOD Manual (including without limitation the provisions regarding product specifications, cleanliness, health, sanitation and the use of the Burger King Marks), and does not cure such failure wh thin ten (10) days of delivery of written notice of such failure.

                  (c) If the Franchisee fails to maintain the Franchised Restaurant in conformance with the Current Image as required by Sections 5.3.1 and 5.3.2 hereof, or to remodel, improve and alter the Franchised Restaurant as required in Section 5.3.3 hereof, and does not cure such failure within ninety
(90) days of delivery of written notice of such failure.

                  (d) If the Franchisee challenges the validity or ownership of the Burger King Marks or BKC's ownership rights to the Burger King System.

                  (e) If the Franchisee fails to continuously operate the Franchised Restaurant as required by Section 2.4 of this Agreement.

                  (f) If the Franchisee fails to continuously occupy the Location throughout the term of this Agreement, unless such failure is attributable to a proper exercise of governmental authority.

                  (g) If the Franchisee should at any time become insolvent or make a composition, trust mortgage or general assignment for the benefit of creditors, or if a bankruptcy proceeding, receivership or any action under any similar law affecting the rights of creditors generally shall be filed or commenced by, against or in respect of the Franchisee or any portion of its property.

                  (h) If the Franchisee makes any materially false statement in connection with any report of Gross Sales or in any other financial statement required hereby, other than an obvious and unintentional error.

                  (i) If the Franchisee commits "persistent breaches" of the terms of this Agreement (whether or not material in isolation) after written notice of such breaches has been delivered by BKC, any three breaches occurring within a period of six months shall be deemed to constitute "persistent breaches."

                  (j) If the Franchisee for any reason other than an improper act or breach by BKC ceases to be entitled to remain registered as a registered user of any of the Burger King Marks.

                  (k) If any events occur which are contrary to Section 15 hereof.

                  (l) If the  Franchisee  engages in  activities  prohibited  by
Section 12 (Unfair Competition) or Section 18 (Restrictive Covenant), or discloses any trade secrets of BKC in violation of Section 11 (Limitations of Franchise).

                  (m) If the Franchisee or any of its affiliates is in breach of any other obligation owed to BKC or any of its Affiliates whether under this or any other agreement.

                  (n) If the Franchisee has knowingly made false or misleading statements in order to obtain execution of this Agreement by BKC.

                  (o) If the Franchisee or any of its officers or directors is convicted of a criminal offense punishable by a term of imprisonment in excess of two (2) years.

                  (p) The Franchisee fails to perform any obligation under this Agreement which is not capable of cure.

                  (q) If the Franchisee fails to perform any other obligation under this Agreement and does not cure such failure within thirty (30) days of written notice of such failure.

                  (r)   If any of the above occurs in relation to any Principal.

            17.2.1 EVENT OF BKC DEFAULT. BKC shall be in default under this Agreement if BKC fails to perform any of its obligations under this Agreement and does not cure such failure within sixty (60) days of written notice of such failure (an "Event of BKC Default").

      17.2 TERMINATION. Upon the occurrence of an Event of Default, this Agreement shall automatically terminate without any further notice or opportunity to cure under Section 17.1.1 above and BKC shall, subject to the provisions of Subsection 17.6 below, have the right to claim lost royalties and advertising contributions, and shall also have all other rights and remedies available under applicable law. Upon the occurrence of an Event of BKC Default under Section 17.1.2., this Agreement shall automatically terminate without further notice or opportunity to cure and the Franchisee shall have all other rights and remedies available under applicable law. Subject to the provisions of
Section 17.6 below, the rights of the parties set forth in this Section 17.2 shall be in addition to any other rights the parties may have under applicable law.

      17.3 EFFECT OF TERMINATION. Upon expiration or termination for any reason of this Agreement, the Franchisee's right to use the Burger King Marks and the Burger King System shall terminate. The Franchisee shall not thereafter identify itself as a Burger King franchisee or former Burger King franchisee or use, any of BKC's trade secrets, operating procedures, promotional materials, Burger King Marks or any marks confusingly similar. The Franchisee will immediately return to BKC the MOD Manual loaned to the Franchisee including any translations thereof, together with all other materials containing trade secrets, restaurant operating instructions or business practices of BKC. Where applicable, BKC shall be entitled to take all steps necessary for the cancellation of the entries of the Franchisee with the Registrar of Trademarks, or its equivalent authority, as a registered user without opposition or hindrance of the Franchisee. The Franchisee will, at the request and cost of BKC, cooperate in any such steps.

      17.4 POST-TERMINATION OPTION. The Franchisee grants to BKC or its designee upon termination or expiration of this Agreement, the option to purchase all usable paper goods, containers and printed menus bearing any of the Burger King Marks or trade names at the price paid by the Franchisee and to purchase the Franchisee's restaurant equipment, furniture, fixtures and signs at fair market value.

      17.5  POST-TERMINATION OBLIGATIONS OF FRANCHISEE.

            17.5.1 OPTIONS TO PURCHASE LOCATION. Upon termination or expiration of this Agreement, if the parties do not enter into a successor Franchise Agreement whereby the Franchisee shall continue to be a franchisee and operate the Franchised Restaurant at the Location, BKC or its designee shall have the option subject to obtaining any necessary governmental consent:

                        (a)  To  purchase  the   Location   and/or  any  related
equipment at fair market value, if the Franchisee, any of the Principals or an affiliate of the Franchisee owns the Location and/or related equipment.

                        (b) If the Location is leased by the Franchisee, any of the Principals or an affiliate of the Franchisee, subject to obtaining any necessary landlord's consent, to obtain an assignment of the leasehold interest at a price equal to the fair market value of the leasehold interest.

            17.5.2 DEIDENTIFICATION. If BKC or its designee do not exercise this option the Franchisee agrees to immediately make such removals or changes in signs and the building as BKC shall request so as to effectively distinguish the Location from its former appearance and from any other Burger King Restaurant.

            17.5.3 BKC LIEN. To secure payment of any damages in the event of termination as a result of the Franchisee's default, BKC shall have a lien, on the personal property, machinery, fixtures and equipment owned by the Franchisee at the Location at the time of such default.

            17.5.4 ACCELERATION OF PAYMENTS. All monies owed by Franchisee to BKC shall be immediately due and payable upon term nation.

      17.6  DISPUTE RESOLUTION.

            (a) Subject to subparagraph (b) below, all controversies, disputes or claims arising between the Franchisee, the Principals, and their respective shareholders, officers, directors, agents and employees (in their respective capacity) (collectively, the "Franchisee Parties") and BKC arising out of or related to the relationship of the parties hereto, this Agreement or any provision hereof, any related agreement (including any development agreement), the validity of this Agreement or any provision hereof or the operation of the Franchised Restaurant shall be submitted to and settled by arbitration in the City of New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then obtaining. Such arbitration proceedings shall be conducted before a panel of three (3) arbitrators. The Franchisee Parties shall l appoint one arbitrator, between them, BKC shall each appoint one arbitrator and the two arbitrators so appointed shall appoint a third arbitrator to act as Chair. If said two arbitrators fail to nominate the Chair within thirty (30) days from the date of appointment of the second arbitrator to be appointed, the Chair shall be appointed by the AAA. Unless otherwise provided in this Paragraph, all matters within the scope of the Federal Arbitration Act of the United States of America (9 U.S.C. ss.ss.1 et seq.) shall be governed by it. The arbitrators shall have the right to award or include in their award any relief which they deem proper in the circumstances, including with out limitation, money damages (with interest on unpaid amounts from date due), specific performance, injunctive relief, legal fees and costs, provided that the arbitrators shall not award exemplary or punitive damages. The award and decision of the arbitrators shall be conclusive and binding upon the Franchisee Parties and BKC and judgment upon the award may be entered in any court of competent jurisdiction. The Franchisee Parties and BKC further expressly agree and consent to the jurisdiction of the courts of the State of New York for the purpose of entering judgment upon any such award of the arbitrators. The Franchisee Parties and BKC further agree to be bound by the provisions of any applicable limitation on the period of time in which claims must be brought under applicable law or this Agreement, whichever is less. The parties further agree that in connection with any such arbitration proceeding, they shall submit or file any claim which would constitute a compulsory counterclaim (as defined by Rule 13 of the United States Federal Rules of Civil

Procedure) within the same proceeding as the claim to which it relates. Any such claim which is not submitted or filed as described above shall be barred. This provision shall continue in full force and effect subsequent to and notwithstanding expiration or termination of this Agreement.

            (b) Notwithstanding subparagraph (a) above, BKC shall be entitled to seek the entry of temporary or preliminary injunctions, restraining orders and orders of specific performance enforcing the provisions of this Agreement or any development agreement relating to the use of BKC's Marks or proprietary in "formation by the Franchisee or any Principal upon the termination or expiration of this Agreement or any development agreement. The Franchisee's (or the Principal's) only remedy if an injunction is so entered will be the dissolution of that injunction, if warranted, upon due hearing, all other claims being subject to arbitration under subparagraph (a) above.

18. RESTRICTIVE COVENANT. Neither the Principals nor the Franchisee shall directly or indirectly (through stock ownership, partnership, trust, joint venture, management contract, or otherwise) (a) have any interest in another "Fast Food Hamburger Restaurant" during the term of this Agreement, or (b) for a period of one ye ar after termination or expiration of this Agreement, have any interest in another Fast Food Hamburger Restaurant business at or within such distance of the Location as is stated SCHEDULE 1. For purposes of this Section, "Fast Food Hamburger Restaurant" shall mean any restaurant which (a) has hamburgers or hamburger based products which account for 50(degree)/o or more of total menu items or total Gross Sales, and (b) does not offer table service as the principal method of ordering or food delivery

19.   MISCELLANEOUS: GENERAL CONDITION.

      19.1 INTERPRETATION. The Introduction shall be considered a part of this Agreement. Paragraph headings are used only for convenience and do not form part of this Agreement. A covenant on the part of the Franchisee not to do something includes a covenant not to permit others to do it; any right given to BKC includes the right to do it through servants or agents or third party contractors or to do it in conjunction with its servants, agents or third party contractors and includes any necessary rights of access. To the extent of any inconsistency, this Agreement prevails over the MOD Manual. References to the parties shall include their heirs, successors in title and assigns.

      19.2 NON-WAIVER. The failure of BKC to exercise any right or option given to it hereunder, or to insist upon strict compliance by the Franchisee or the Principals or any person comprising the Franchisee or the Principals with the terms of this Agreement, shall not constitute a waiver of any terms or conditions of this Agreement with respect to any other or subsequent breach, nor a waiver by BKC of its right at any time thereafter to require exact and strict compliance with all the terms of this Agreement. The rights or remedies set forth in this Agreement are in addition to any other rights or remedies which may be granted by law.

      19.3 GOVERNING LAW/JURISDICTION. This Agreement shall become valid when executed and accepted by BKC in Miami, Florida; it shall be governed and construed under and in accordance with the laws of the State of Florida; U.S.A.; provided, however, that since the Franchisee is a corporation formed under the laws of the Republic of Poland which is not doing business in the State of Florida, the Florida Franchise Act, Florida Statutes Section 817.416(1971) shall not apply to this Agreement. The parties hereto acknowledge and agree that all disputes arising in connection with this Agreement shall be finally settled pursuant to the provisions set forth in Section 17.6 of this Agreement. However, in the event that Section 17.6(b) of this Agreement applies, then the United States District Court for the Southern District of New York or, if such court lacks jurisdiction, the Supreme Court for the State of New York, County of New York, shall be the venue and exclusive forum in which to adjudicate any case or controversy arising under said Section 17.6(b), and the parties further agree that in the event of any such litigation in these courts, they will not contest or challenge the jurisdiction or venue of these courts.

      19.4 LICENSES, PERMITS, ETC. The Franchisee shall obtain and maintain all licenses and other permits required by the law of the governing bodies where the Franchised Restaurant is located and shall comply with all local governmental requirements relating to the construction, equipping and operation of the building and the preparation and sale of items in the Franchised Restaurant.

      19.5 COMPLIANCE WITH LAWS. Notwithstanding anything herein to the contrary, the Franchisee shall operate the Franchised Restaurant in a lawful manner and faithfully comply with the applicable laws, regulations or legitimate administrative requirements of national, regional, and municipal governing bodies or other political subdivisions in which the Franchised Restaurant is located.

      19.6 REMEDIES. If the Franchisee breaches this Agreement, BKC shall be entitled to injunctive relief in addition to all other rights and remedies available under Section 17.2 of this Agreement.

      19.7 SEVERABILITY. The parties agree that if any provisions of this Agreement may be construed in two ways, one of which would render the provision illegal or otherwise voidable or unenforceable, and the other of which would render the provision valid and enforceable, such provision shall have the meaning which renders it valid and enforceable. The language of all provisions of this Agreement shall be construed according to its fair meaning and not strictly against any party. It is the intent of the parties that the provisions of this Agreement be enforced to the fullest extent and should any court or other public agency determine that any provision herein is not enforceable as written in this Agreement, the provision shall be amended so that it is enforceable to the fullest extent permissible under the laws and public policies of the jurisdiction in which the enforcement is sought. The provisions of this Agreement are severable and this Agreement shall be interpreted and enforced as if all completely invalid or unenforceable provisions were not contained in the Agreement, and partially valid and enforceable provisions shall be enforced to the extent that they are valid and enforceable.

      19.8  NOTICES.

            19.8.1 NOTICE TO BKC. All notices to BKC shall be written in English and shall be sent by facsimile and hand delivered in person or by courier or sent by registered airmail, postage fully prepaid, addressed to BKC at 17777 Old Cutler Road, Miami, Florida 33157, U.S.A., Attention: General Counsel, Facsimile number (305) 378-7230, or at such other address as BKC shall from time to time designate in writing.

            19.8.2 NOTICE TO FRANCHISEE/PRINCIPALS. All notices to the Franchisee or the Principals shall be written in English and shall be sent by facsimile and hand delivered in person or by courier, or sent by airmail, postage fully prepaid, and shall be addressed to the Franchisee and/or the Principals at the Franchised Restaurant premises, or the Franchisee's last known mailing address if the Franchised Restaurant has ceased operations, with a copy delivered to the Principal's address (but only so long as International Fast Food Corporation is the sole Principal).

            19.8.3 DELIVERY. Notices which are sent by mail shall be deemed delivered on the earlier of actual receipt or the tenth (10th) day after being deposited in the mail. Notices sent by hand shall be deemed delivered upon actual receipt.

      19.9 LANGUAGE. This Agreement is in the English language only, which language shall be controlling in all respects.

      19.10 MODIFICATION. This Agreement may only be modified or amended by a written document signed by the parties.

      19.11 BINDING EFFECT. This Agreement shall be binding upon the parties, their heirs, executors, personal representatives, successors or assigns.

      19.12 CURRENCY. Unless otherwise provided all payments required under this Agreement shall be made in United States currency in the U.S.A.

      19.13  SURVIVAL.   Any  provisions  of  this  Agreement  which  impose  an
obligation after termination or expiration of this Agreement shall survive the termination or expiration of this Agreement and remain binding on the parties.

      19.14 AGENCY. BKC shall be entitled to entrust the performance of any of its obligations under this Agreement to an Affiliate, and any notice required to be given by BKC shall be validly given if given by an Affiliate.

20. ENTIRE AGREEMENT. This Agreement together with any formal Development or Target Reservation Agreement constitutes the entire agreement of the parties and supersedes all prior negotiations, commitments, representations, warranties, and undertaking of the parties (if any) with respect to the subject matter of this Agreement and to the Franchised Restaurant. No term or condition shall be implied into this Agreement in derogation of, or in a manner which is inconsistent with or alters, the express terms set forth in this Agreement.

21. INDEPENDENT ADVICE. THE FRANCHISEE AND EACH PRINCIPAL ACKNOWLEDGE THAT THEY HAVE BEEN ADVISED BY BKC OR ITS AGENTS TO TAKE INDEPENDENT PROFESSIONAL ADVICE ON ALL ASPECTS OF THIS AGREEMENT AND THE BURGER KING BUSINESS AND THAT THEY HAVE TAKEN SUCH INDEPENDENT ADVICE AS THEY DEEM NECESSARY AND HAVE INDEPENDENTLY SATISFIED THEMSELVES ON ALL RELEVANT MATTERS RELATING TO THIS AGREEMENT AND THE OPERATION OF BURGER KING RESTAURANTS BEFORE ENTERING INTO THIS AGREEMENT.

      The parties have executed this Agreement as of the date indicated on page one.

                                          BURGER KING CORPORATION


                                          By:   /S/ Mark Gerasi
                                              ----------------------------------
                                                                Vice President

                                          Attest:

                                               /S/ Kim A. Goodhard
                                              ----------------------------------
                                                          Assistant Secretary

                                                (Corporate Seal)


                                          INTERNATIONAL FAST FOOD
                                          POLSKA SP ZO.O (the "Franchisee")


                                          By:  /S/ Mitchell Rubinson
                                              ----------------------------------
                                          Name:  Mitchell Rubinson
                                                --------------------------------
                                          Position:   President
                                                    ----------------------------

                                          THE PRINCIPAL:

                                          INTERNATIONAL FAST FOOD
                                          CORPORATION


                                          By:  /S/ Mitchell Rubinson
                                              ----------------------------------
                                          Name:  Mitchell Rubinson
                                                --------------------------------
                                          Position:   President
                                                    ----------------------------

                        SCHEDULE 1 TO FRANCHISE AGREEMENT
                        ---------------------------------

The Franchisee:                         INTERNATIONAL FAST FOOD POLSKA SP ZO.0

The Principals:                         INTERNATIONAL FAST FOOD CORPORATION

"The Location":                         means all the land, and  any buildings
                                        from time to  time  thereon,  known as

                                        --------------------------------------
                                        __________________________  and   more
                                        particularly   delineated  in the plan
                                        attached   to  the  Franchisee's  real
                                        estate  package  as  finally  approved
                                        by BKC.

Director of Operations (name):          ______________________________________

Managing Director (name):               ______________________________________

Initial Franchise Fee:                  U.S. $______________________

Royalty percentage:                        5%
                                        -------
Advertising percentage:                    6%
                                        -------
Term:                                   __________ (____) years

Hours of Operation:                     11:00 a.m. to 11:00 p.m. daily

Transfer payment fee:                   U.S. $10,000
                                        ----------------
Radius of restrictive covenant:         Two Kilometers
                                        ----------------
Governing Law:                          State of New York,  U.S.A.
                                        --------------------------

                       SCHEDULE 2 TO FRANCHISE AGREEMENT

Shares of the Franchisee owned by the Principals:


================================================================================
                 |   Number of  |  Class of |   % of Class of |   % of Total
    Principal    |    Shares    |   Shares  |      Shares     |     Shares
-----------------|--------------|-----------|-----------------|-----------------
International    |              |           |                 |
Fast Food        |              |           |                 |      80%
Corporation      |              |           |                 |
-----------------|--------------|-----------|-----------------|-----------------
                 |              |           |                 |
                 |              |           |                 |
-----------------|--------------|-----------|-----------------|-----------------
                 |              |           |                 |
                 |              |           |                 |
================================================================================

                      EXHIBIT "A" TO FRANCHISE AGREEMENT


                               POLAND TRADEMARKS
                               -----------------


Marks registered in Poland:

                                                               Date of
                              Classes           Reg. No.    Registration
                              -------           --------    ------------

Burger King Logo              16,29,30,32,42    7441        18 Feb., 1994

Whopper                       16,29,30,32,42    7441        18 Feb., 1994

Burger King Wordmark          16,29,30,42       7442        18 Feb., 1994